Exhibit 10.4

ESCROW AGREEMENT

            This Escrow Agreement is entered into as of May 27, 2008 between MyScreen Mobile, Inc. (the "Corporation") and Orascom Telecom Holding S.A.E. (the "Investor").

            WHEREAS, the Corporation and the Investor (through an affiliate) entered into a stock purchase agreement dated May 15, 2008 (the "Purchase Agreement") pursuant to which the Corporation has agreed to sell to the Investor 12,500,000 shares of its common stock (the "Shares") and to issue warrants to purchase up to 20,000,000 Shares in consideration for US$10,000,000;

            AND WHEREAS, the Corporation has covenanted and agreed in the Purchase Agreement to set aside and deposit three million U.S. dollars (US$3,000,000) at the closing of the transactions contemplated by the Purchase Agreement (the "Closing") in a separate bank account to fund agreed upon technical expenditures by the Corporation as set out in Schedule A hereto (the "Expenditures Fund");

            AND WHEREAS, the parties hereto desire to set out the terms and conditions pursuant to which the Expenditures Fund will be established, maintained and disbursed;

            NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

            1.        Establishment of Expenditures Fund.

                        (a)         Expenditures Account. Pursuant to the terms of the Purchase Agreement, on or prior to the Closing time of the transactions contemplated by the Purchase Agreement, the Corporation shall establish a bank account (the "Expenditures Account") at a financial institution agreed upon by the parties in connection with the funding of the technical expenditures contemplated in Schedule A hereto, in accordance with the terms hereof.

                        (b)         Signatories. The signatories to the Expenditures Fund shall be (i) the Chief Financial Officer of the Corporation, (ii) Michael O'Connor and (iii) the two representatives (the "Investor Representatives") of the Investor to be appointed to the Board of Directors of the Corporation at or prior to the Closing of the transactions contemplated by the Purchase Agreement as contemplated in Section 4.1 of the Purchase Agreement, or such other representatives of the Investor as shall be named by the Investor.

            2.         Funding of Account. On the Closing of the transactions contemplated by the Purchase Agreement, the Corporation shall deposit into the Expenditures Account three million U.S. dollars (US$3,000,000) which shall constitute the principal amount of the Expenditures Fund contemplated hereby. The Expenditures Fund shall be used only to fund the technical expenditures contemplated in Schedule A hereto and shall only be disbursed in the manner set forth in Section 3.

            3.         Disbursement of Fund.

                        (a)         Disbursement. No disbursements shall be made of the Expenditures Fund from the Expenditures Account expect pursuant to the approval of the parties as evidenced by the signatures of (i) the Chief Financial Officer of the Corporation and (ii) one of Michael O'Connor or an Investor Representative, on any instrument required to be executed and delivered in connection with a disbursement from the Expenditures Account.

                        (b)         Failure to Obtain Shareholder Approval. Upon delivery of an officer's certificate as contemplated by Section 4 from the Corporation certifying that the holders of its Shares have not approved the transactions contemplated by the Purchase Agreement at a meeting of shareholders of the Corporation, all of the Expenditures Fund shall immediately be disbursed to the Investor, and the Corporation hereby covenants and agrees to take such action as may be required to disburse all amounts in the Expenditures Account to the Investor pursuant to this Section 3(b).

            4.         Vote of the Holders of Shares. The Corporation hereby covenants and agrees that, within two (2) business days of the meeting of shareholders of the Corporation contemplated in the Purchase Agreement, the Corporation shall deliver an officer's certificate to the Investor certifying the results of the vote on the transactions contemplated by the Purchase Agreement by the holders of the Corporation's Shares.

            5.         Termination. This Agreement shall terminate upon the earlier of the disbursement of all of the Expenditures Fund from the Expenditures Account in accordance with the terms of this Agreement or 24 months from the Closing date of the transactions contemplated in the Purchase Agreement. Any amounts remaining in the Expenditures Account at the end of such 24 month period shall be returned to the general corporate account of the Corporation.

            6.         General.

                        (a)         Entire Agreement. Except for those provisions of the Purchase Agreement referenced herein, this Agreement constitutes the entire agreement among the parties and supersedes any prior understandings, agreements or representations by or among the parties, written or oral, with respect to the subject matter hereof.

                        (b)         Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named heroin and their respective successors and permitted assigns.

                        (c)         Counterparts and Facsimile Signature. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

                        (d)         Headings. The section headings contained in this Agreement arc inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                        (e)         Notices. All notices, instructions and other communications hereunder shall he in writing. Any notice, instruction or other communication hereunder shall be deemed duly delivered four business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent for next business day delivery via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

If to the Corporation:

Attn: Chief Executive Officer
My Screen Mobile, Inc.
Water Park Place, 20 Bay Street
11th Floor, Suite 803
Toronto, Ontario, Canada M5J 2N8
Telephone No.: (866) 936-8333

And if to the Investor:

Attn: Ragy Soliman, General Counsel and Vice President, Legal
Orascom Telecom Holding S.A.E.
2005A, Nile City Towers - South Tower
Corniche El Nile, Ramlet Beaulac 11221
Cairo, Egypt
Telephone No.: +202-461-5162
Facsimile No.: +202-461-5054

With copies to:

Attn: John Andrew
Lang Michener LLP
Brookfield Place, 181 Bay Street, Suite 2500
Toronto, Ontario, Canada M5J 2T7
Telephone No.: (416) 360-8600
Facsimile No.: (416) 365-1719

Any party may give any notice, instruction or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, instruction or other communication shall be deemed to have been duly given unless and until it actually is received by the party to whom it is intended. Any party may change the address to which notices, instructions, or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section.

                        (f)         Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of Province of Ontario, Canada and the laws of Canada applicable therein without giving effect to any choice or conflict of law provision or rule (whether of the Province of Ontario or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the Province of Ontario..

                        (g)         Amendments and Waivers. This Agreement may be amended only with the written consent of the Corporation, the Escrow Agent and the Investor. No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the party giving such waiver. No waiver by any party with respect to any condition, default or breach of covenant hereunder shall be deemed to extend to any prior or subsequent condition, default or breach of covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

                        (h)         Submission to Jurisdiction. Each of the parties hereto (i) submits to the jurisdiction of any court sitting in the Province of Ontario in any action or proceeding arising out of or relating to this Agreement, (ii) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (iii) waives any claim of inconvenient forum or other challenge to venue in such court, (iv) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court and (v) waives any right it may have to a trial by jury with respect to any action or proceeding arising out of or relating to this Agreement.

                        (i)         Time of Essence. Time shall be of the essence hereof.

            IN WITNESS WHEREOF, the parties hereto have caused this Deposit Escrow Agreement to be duly executed on the day and year first above written.

MyScreen Mobile, Inc. By: /s/ Terry Rodrigues Name: Terry Rodrigues Title: Director
Orascom Telecom Holding S.A.E. By: /s/ Naguib Sawiris Name: Naguib Sawiris Title: Chairman

SCHEDULE A

TECHNICAL EXPENDITURES

Key points for Expenditures Fund of $3 million:

  use for up to 24 months for technology, software, programming and other investments into the MyScreen technology to ensure the technology infrastructure and service is viable for large scale deployments markets including those under the control from time to time of the Investor, Weather Investments SPA, and other markets to be agreed jointly between the parties.